UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 12, 2016

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 4505

45 Glover Avenue

Norwalk, Connecticut

06856-4505

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On June 14, 2016, as Exhibit 99.2 to Registrant’s Current Report on Form 8-K dated June 14, 2016, Registrant furnished a copy of the Letter Agreement dated June 10, 2016 (“Letter Agreement”) relating to the compensation of Ashok Vemuri, who will become the Chief Executive Officer of Conduent Incorporated upon the separation of Xerox Corporation into two publicly-traded companies. Mr. Vemuri is currently serving as an Executive Vice President of Xerox Corporation and the Chief Executive Officer of Xerox Business Services, LLC until the separation is complete.

On December 12, 2016, the Letter Agreement was amended to increase the cash sign-on award from $500,000 to $1,725,000. In addition, Sections 1 (c)(i) and (iii) of the Severance Letter Agreement Providing Certain Benefits Upon Termination of Employment Following a Change in Control dated July 1, 2016 between Registrant and Mr. Vemuri (“Change in Control Severance Agreement”) were amended to delete the references to “20%” and replace them with “50%”.

Attached as Exhibit 99.1 to this Report is a copy of the Amendment Letter dated December 12, 2016, amending the Letter Agreement and the Change in Control Severance Agreement.

The information contained in Item 7.01 of this Report and in Exhibit 99.1 to this Report shall not be deemed “filed” with the Commission for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Amendment Letter dated December 12, 2016 amending Letter Agreement dated June 10, 2016 regarding compensation arrangements for Ashok Vemuri and Change in Control Severance Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

Date: December 16, 2016

XEROX CORPORATION

By:	/s/ D. H. Marshall
Douglas H. Marshall
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amendment Letter dated December 12, 2016 amending Letter Agreement dated June 10, 2016 regarding compensation arrangements for Ashok Vemuri and Change in Control Severance Agreement.